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Exhibit 99.1

WRITTEN STATEMENT OF THE CEO PURSUANT TO 18 S.S.C. SECTION 1350

CERITFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of PurchaseSoft, Inc. (the "Company") on Form 10-QSB for the period ending November 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Steven A. Flagg, President of the Company, certify, solely for the purposes of complying with 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

  1.
  The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of November 30, 2002 and for the periods then ended.

/s/ STEVEN A. FLAGG Steven A. Flagg, President and Acting CEO
Dated January 10, 2003

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WRITTEN STATEMENT OF THE CEO